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                                                                   EXHIBIT 23.5

                                    [LOGO]

                                                              September 6, 1996
FluoroScan Imaging Systems, Inc.
650-B Anthony Trail
Northbrook, IL 60062

Attention: Larry Grossman

Gentlemen:

  Rodman & Renshaw, Inc. hereby consents to the inclusion of and references to its fairness opinion dated July 18, 1996, in its entirety in the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed by Hologic, Inc. and distributed to FluoroScan Imaging Systems, Inc.'s shareholders in connection with the Agreement of Merger between FluoroScan Imaging Systems, Inc. and Hologic, Inc.

                                          Very truly yours,

                                          Rodman & Renshaw, Inc.

                                                     /s/ Peter H. Blum
                                          By: _________________________________
                                                       Peter H. Blum
                                                     Managing Director